Calculation of Filing Fee Tables
S-3
ESSEX PROPERTY TRUST, INC.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.0001 par value per share	457(o)			$ 900,000,000.00	0.0001476	$ 132,840.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 900,000,000.00		$ 132,840.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 98,190.00
			Net Fee Due:						$ 34,650.00
Offering Note
[1]	(1) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration Nos. 333-281244 and 333-281244-01), filed on August 5, 2024.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Essex Property Trust, Inc.	S-3	333-259777	09/24/2021		$ 98,190.00	Equity	Common Stock, $0.0001 par value per share		$ 90,000,000,000.00
Fee Offset Sources		Essex Property Trust, Inc.	S-3	333-259777		09/24/2021						$ 98,190.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	(2) Essex Property Trust, Inc. (the "Company") is registering shares of common stock having a proposed maximum aggregate offering price of up to $900,000,000 pursuant to the prospectus supplement to which this Exhibit 107 relates (the "Current Prospectus Supplement"). The Company has previously registered shares of common stock having an aggregate offering price of up to $900,000,000, offered by means of a prospectus supplement dated September 24, 2021 (the "Prior Prospectus Supplement") and an accompanying prospectus dated September 24, 2021 pursuant to a Registration Statement on Form S-3 (Registration No. 333-259777) filed on September 24, 2021. Shares of common stock having a proposed maximum offering price of $900,000,000 that are being registered pursuant to the Current Prospectus Supplement represent unsold securities previously registered pursuant to the Prior Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, $98,190.00 of the registration fees that were paid with respect to securities that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder is offset against the registration fee of $132,840.00 due for this offering. The remaining balance of the registration fee, $34,650, has been paid in connection with the filing of the Current Prospectus Supplement. The offering pursuant to the Prior Prospectus Supplement has been completed and the unsold securities thereunder will be offered pursuant to the Current Prospectus Supplement.